EXHIBIT 99

CUSIP No. 07384R408

                             JOINT FILING STATEMENT
                          PURSUANT TO RULE 13d-1(k)(1)

     The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each will be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein, but will not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated:  February 11, 2005

                                       7HBF, Ltd.

                                       By: 7HBF Management Company, Ltd.,
                                           general partner

                                       By: RANDALL W. HARVISON
                                           Randall W. Harvison, Manager


                                       7HBF Management Company, Ltd.

                                       By:          RANDALL W. HARVISON
                                           Name:    Randall W. Harvison
                                           Title:   Manager


                                           RANDALL W. HARVISON
                                           Randall W. Harvison


                                           JOHN D. HARVISON
                                           John D. Harvison